WELCH EMPLOYMENT AGREEMENT

This Agreement (“Agreement”) is made as of the 2nd day of February 2022, by and between Jason

Welch , an individual (the “Employee”), and Infiniti Mobile, Inc., a Delaware corporation, headquartered in

Plano, Texas, (the “Employer” or the “Company”) (each a “Party” and collectively, the “Parties”) with reference to the following facts and objectives:

RECITALS

A.    WHEREAS, the Employee desires employment to provide services as President of Infiniti Mobile

(“President”) of the Employer and related activities as an employee of the Employer; and

B.    WHEREAS, the Employer is a corporation organized and in good standing under the laws of the State of

Delaware, headquartered in Plano, Texas, with subsidiaries in Nevada and Oklahoma, and is qualified to do business in all of these states, and desires to employ the Employee under the terms and conditions of this

Agreement; and

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.0      DUTIES AND STATUS AS OFFICER.  The Employee shall serve as the President of Infiniti Mobile for the term and upon the requirements as more specifically set forth herein and in conformance with the governing documents of the Employer.  The Employee’s powers and duties in this capacity shall be determined by the President/COO of KonaTel.  Those duties shall be described in Exhibit A, which is attached hereto and incorporated herein by reference and may change from time to time according to the ongoing continuity of business strategy of the Employer.

2.0      COMPENSATION.  The Employer shall pay the Employee, as full compensation for services rendered to the

Employer as a regular employee in any capacity a monthly base salary of $20,833.33 plus inclusion in the

Employer’s customary healthcare plan for the Employee and family (including medical, dental, and vision).

The monthly base salary may be from time to time increased or decreased in the sole discretion of the

Company, but in no event shall the monthly base salary be less than the amount stated in this section.

Employee shall be entitled to four (4) weeks of paid vacation during each year of Term (as defined below)

according to Company vacation accrual policy as defined by the Company handbook.

3.0      ANNUAL BONUS.  During the employment period, the Employee will be eligible for an annual bonus under the Company bonus program established by the Company and approved by the Board of Directors each calendar year.

4.0      TERM AND TERMINATION.

4.1      The Employee’s employment by the Employer shall be effective February 14, 2022 and will continue until terminated in accordance with the termination section 4.2 herein.

4.2      Termination. This Agreement and Employee’s employment with the Company shall terminate as follows:

Employment Agreement Jason Welch

Infiniti Mobile, Inc.

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a)    For Good Cause.  The Company may terminate the Employee’s employment with the Company at any time for Good Cause (“Good Cause Termination”).  The term “Good Cause,” which shall be determined in the sole discretion of the Company, for purposes of this Agreement means: (i)

the Employee being arraigned or indicted for the commission of a felony or convicted of a felony; (ii) the Employee engaging or directing in fraud, theft, dishonesty, misconduct or falsification of any employment or the Company’s records or knowledge of others engaging or directing such conduct without Employee taking appropriate action; (iii) the Employee misappropriating or embezzling the Company’s assets; (iv) the Employee engaging in conduct or activities that have or could have a material detrimental effect on the reputation or business of the Company; (v) the Employee willfully or negligently violating any governmental rule or regulation to which the Company or any of its assets or business is subject; (vi) the Employee’s inability or unwillingness to perform his job duties (other than as a result of a Disability as defined in Section 4.2 (c)) or negligence in performing his job duties; (vii) the Employee breaching the terms of this Agreement (including but not limited to the Employee’s violation of any of the provisions contained in Sections 6 or 7); (vii) the Employee violating the Company’s code of conduct or similar policy, policies against discrimination and harassment, financial policies, or policies against abuse of drugs and alcohol; (viii) the Employee violating any policy of the Company (except for policies specified elsewhere in this Section 4.2(a)), and, following receipt of notice of such violation from the Company, provided that the Company determines in its sole discretion that such violation may be subject to cure, the Employee’s failure to cure such violation within five (5) business days of the date of such notice; or (ix) the Employee engaging in other conduct, even if not in conjunction with the Employee’s duties hereunder, which could reasonably be expected to, or which does, cause the Company material economic or reputational harm or other material adverse consequence.

b)    By the Company Notice.  The Company may immediately terminate the Employee’s employment with the Company at any time for any reason not included in the definition of Good Cause by giving the Employee thirty (30) days prior written notice of such termination (“Company Notice

Termination”). Effect of termination by Company Notice shall be described in section 4.3.

c)    Death or Disability.  The Employee’s employment with the Company will terminate immediately upon the death or Disability of the Employee (“Death or Disability Termination”).  The term

“Disability” for purposes of this Agreement (i) shall have the same meaning as is given to such term (or correlative term) in the Employee’s Company disability insurance policy or (ii) if there shall be no such disability insurance policy in place, the term “Disability” for purposes of this

Agreement shall mean the inability of the Employee to perform the Employee’s essential duties and responsibilities under this Agreement for a period of ninety (90) consecutive days during any twelve (12) month period by reason of the Employee’s mental or physical disability, which disability shall be certified in writing by a doctor approved by the Company. In such event, the

Employee shall be provided six (6) months’ severance pay following termination in continuance according to standard payroll practices.

d)

Termination Initiated by the Employee.  The Employee may terminate the Employee’s employment with the Company for any reason by giving the Company thirty (30) days prior written notice of such termination (the “Employee Notice Termination”).  This provision does not give the Employee any rights to continued employment during the thirty (30) day period.

4.3      Effects of Termination of Employment.

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a)    Good Cause Termination, Employee Notice Termination, or Death or Disability.  If the

Employee’s employment with the Company is terminated (i) by Good Cause Termination, (ii) by the Employee Notice Termination or subject to Section 4.2(c) (iii) as a result of the Employee’s

Death or Disability, the Employee’s compensation and benefits hereunder shall terminate effective as of the date the Employee’s employment so terminates; provided, however, that the

Employee shall be entitled to receive any accrued but unpaid to date of termination Annual

Base Salary.  After such termination, the Employee shall be eligible to receive only whatever nonforfeitable benefits are payable as of the date of the Employee’s termination under the terms of the benefit plans or programs, if any, in which the Employee was participating.

b)    Company Notice Termination. If the Employee’s employment with the Company is terminated by Company Notice Termination the Company will pay Employee six (6) times the Monthly Base

Salary, any accrued but untaken vacation and an amount equal to six (6) times the monthly

COBRA premium that the Employee would be required to pay for COBRA continuation coverage of the Employee’s currently elected medical coverage under the Company’s primary group health insurance plan (the “Severance Payments”) according to the same payroll practices that are in effect at the time of the termination and less applicable withholdings and taxes; provided,

however, that an express condition to the Company’s obligation to make Severance Payments to the Employee is the Employee’s full compliance with the provisions of Sections 4.3 (c), 5.0,

6.0, and8.0, and if any such provisions are breached by the Employee, the Company’s obligations to make any additional Severance Payments shall cease immediately.  After such termination, the Employee will also be eligible to receive whatever nonforfeitable benefits are payable as of the date of the Employee’s employment termination under the terms of the benefit plans or programs, if any, in which the Employee was participating.

c)    Release.  Notwithstanding anything herein to the contrary, the Company shall not be obligated to make any payment under Section 4.3 (b) hereof unless (i) prior to the 60th day following the termination of Executive’s employment for any reason, the Executive executes a General

Release and (ii) any applicable revocation period has expired during such 60-day period without the Employee revoking such release.

5.0 TRADE SECRETS.

5.1.The Employee specifically agrees that he will not at any time,  whether during or subsequent to the term of the Employee’s employment by the Employer, in any fashion, form, or manner, unless specifically consented to in writing by the Employer or in the course of performing the Employee’s duties on behalf of the Employer, either directly or indirectly use or divulge, disclose, or communicate to any person, firm, or corporation, in any manner whatsoever, any confidential information of any kind, nature, or description concerning any matters affecting or relating to the business of the Employer, including, without limiting the generality of the foregoing, the names or addresses of any of the shareholders or other employees of the Employer, the prices it obtains or has obtained or in which it will sell or has sold its inventory or services, the names, buying habits or practices of any of its customers, lists or other written records used in the Employer’s business,

compensation paid to employees and other terms of employment, business systems, computer programs, or any other confidential information of, about, or concerning the business of the

Employer, its manner of operation, or other confidential data of any kind, nature, or description whatsoever.  The Parties to this Agreement stipulate that, as between them, the foregoing items are important, material, and confidential trade secrets and affect the successful conduct of the

Employer’s business and its goodwill.  Any breach of any term of this paragraph shall be deemed to be a material breach of this Agreement. The Employee further covenants that he shall hold in

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strictest confidence any information, whether written or oral, which, if revealed to third parties,

would impair or damage the reputation or business of the Employer.  Any violation of the foregoing shall constitute grounds for immediate dismissal.

5.2. From time to time during the term of this Agreement, additional confidential information or knowledge of whatever kind, nature or description concerning matters affecting or relating to the

Employer’s business may be developed or obtained.  The Employee specifically agrees that all such additional and confidential information or knowledge shall be deemed by the Parties to this

Agreement to be included within the terms of this paragraph and to constitute important, material,

and confidential trade secrets that affect the successful conduct of the Employer’s business and its goodwill.  Any breach of any terms in this paragraph relating to such additional confidential information or knowledge shall be deemed to be a material breach of this Agreement.

5.2. All equipment, notebooks, documents, memorandums, reports, files, auto records, samples,

books, correspondence, lists, other written, electronic, and graphic records, and the like, affecting or relating to the business of the Employer, which the Employee shall prepare, use, construct, observe,

possess or control shall be and remain the Employer’s sole property.

5.3. If any confidential information or other matter described in this section is sought by legal process, the Employee shall promptly notify the Employer and shall cooperate with the Employer in preserving its confidentiality in connection with any legal proceeding.

5.4. Any and all inventions, ideas, and discoveries, including improvements, original works of authorship, copyrights, designs, formulas, processes, computer programs or portions thereof,

databases, trade secrets and proprietary information, documentation, and materials made, created,

conceived or reduced to practice by the Employee for the Employer during the Employee’s employment with the Employer, whether alone or jointly with others, belongs to and shall be deemed to be the property of the Employer.

6.0 NON-COMPETITION AND NON-SOLICITATION.  In consideration of the Employer’s employment of the

Employee pursuant to this Agreement, and in order to protect the Employer from unfair competition or other adverse effects on its business, the Employee covenants and agrees that during the Term hereof and for a period of one (1) year thereafter regarding Non-Solicitation and for a period of six (6) months regarding Non-

Competition:

6.1. The Employee shall not perform or undertake the duties of any member of management with similar responsibilities, whether on the Employee’s own behalf or as owner, partner, stockholder, investor,

officer, director, agent, independent contractor, associate, employee, consultant, or licensor, for any person or entity that engages in the Employer’s Business (as defined in Exhibit B attached hereto and incorporated herein) within the “Restricted Territory” as defined below with the exception that Company is aware that Employee will be working with his current employer to provider transition consultation to his current employer for up to 90 days subsequent to the date of execution of this Agreement

6.2. The Employee shall not solicit or attempt to solicit any customer and/or client or actively sought prospective client and/or customer of the Employer with whom the Employee: (i) dealt with on behalf of the Employer; or (ii) coordinated or supervised dealings on behalf of the Employer, for the benefit of any person or entity that engages in the Employer’s Business.

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6.3. The Employee shall not hire (except on behalf of the Employer) or solicit or encourage to leave the employment or other service of the Employer any person who is, at the applicable time, an employee or independent contractor of the Employer (except in connection with the business and affairs of the

Employer or general non-targeted solicitations for employment).

6.4. Restricted Territory, for purposes of this Agreement means anywhere within the United States of

America and where Employer conducts Business as defined in Exhibit B.

6.5. The covenants in Section 6.1 shall not apply to the Employee’s ownership of equity interests in the

Employer or the acquisition by the Employee, solely as an investment, of securities of any issuer that is registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, and that  is listed or admitted for trading on any United States national securities exchange or that is quoted on the

National Association of Securities Dealers Automated Quotations System, or any similar system or automated dissemination of quotations of securities prices in common use, so long as the Employee does not control, acquire a controlling interest in or become a member of a group which exercises direct or indirect control of more than five percent (5%) of any class of capital stock of any such issuer.

6.6. Reasonable Restrictions.  The Employee acknowledges and confirms that the restrictions and covenants contained in Section 6.0 are reasonably necessary to protect the good will and legitimate business interests of the Employer, are not overbroad, overlong, or unfair (including in duration and scope),

and are not the result of overreaching, duress, or coercion of any kind.   The Employee further

acknowledges and confirms that the Employee’s full, uninhibited, and faithful observance of each of the covenants contained in Section 6.0 shall not cause the Employee any undue hardship, financial or otherwise, and that enforcement of each of the covenants contained herein will not impair the Employee’s ability to obtain employment commensurate with the Employee’s abilities and on terms fully acceptable to the Employee or otherwise to obtain income required for the Employee’s and the Employee’s family’s comfortable support and the satisfaction of the needs of the Employee’s creditors.  The Employee acknowledges and confirms that the Employee’s special abilities and knowledge of the Employer Business are such that it would cause the Employer serious, irreparable injury or loss if the Employee were to use such abilities and knowledge to the benefit of a competitor or were to otherwise violate these covenants.

The Employee further acknowledges that the restrictions contained in Section 6.0 are intended to be, and shall be, for the benefit of and shall be enforceable by, the Employer’s successors and assigns.

7.0 Disputes. In the event of disagreement or dispute between the Parties arising out of or connected with this

Agreement that cannot be adjusted by and between the Parties involved, the disputed matter shall be resolved as follows:

7.1. Mediation. The Parties agree to mediate any dispute or claim arising between them out of this

Agreement or any resulting transaction before resorting to arbitration or court action. Mediation fees, if any, shall be divided equally among the Parties involved. If any Party commences an arbitration or court action based on a dispute or claim to which this paragraph applies without first attempting to resolve the matter through mediation, then that Party shall not be entitled to recover attorney’s fees, even if they would otherwise be available to that Party in any such arbitration or court action.

7.2. Arbitration. The Parties agree that any dispute or claim in law or equity arising between them out of this Agreement or any resulting transaction, which is not settled through mediation, shall be decided by neutral, binding arbitration and not by court action. The arbitration shall be conducted by a retired judge or justice, or an attorney with not less than five (5) years substantial experience with business or employment

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law, unless the Parties mutually agree to a different arbitrator, who shall render an award in accordance with substantive Texas law. In all other respects, the arbitration shall be conducted in accordance with enforcement shall be subject to the Federal Arbitration Act. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction. The Parties shall have the right to discovery to the extent authorized by the law and regulations of the State of Texas.

7.3. Exclusions from Mediation and Arbitration. The following matters are excluded from mediation and arbitration hereunder:

(i)

any matter which is within the jurisdiction of a probate or small claims court; and

(ii)       an action for bodily injury or wrongful death.

8.0 THE EMPLOYEE’S DUTIES ON TERMINATION. In the event of termination of employment with the Employer,

the Employee shall deliver promptly to the Employer all equipment, notebooks, documents, memorandums,

reports, files, samples, books, correspondence, lists or other written, electronic, or graphic records, and the like,

relating to the Employer’s Business, and all copies of such materials which are or have been in the Employee’s possession or under the Employee’s control.

9.0 CONTINUING OBLIGATIONS.  The Employee’s obligations, as referenced in sections 5.0, 6.0, 7.0 and 8.0 hereunder, shall continue in effect beyond the Employee’s Term of employment, and these obligations shall be binding upon the Employee’s assigns, heirs, executors, administrators, and other legal representatives.

10.0 SEVERABLE PROVISIONS.  The provisions of this Agreement are severable.   If one or more provisions

should be determined to be judicially unenforceable, in whole or in part, the remaining provisions shall never the less be binding and enforceable.  The provisions of this Agreement shall be construed as separate provisions covering their subject matter in each of the separate counties and states of the United States in which the Employer transacts its business.  To the extent that any provision shall be judicially unenforceable in any one or more of those counties or states, the provisions shall not be affected with respect to each other county or state, each provision with respect to each county and state being construed as severable and independent.

11.0 EMPLOYEE’S REPRESENTATIONS.  The Employee represents and warrants that the Employee is free to enter into this Agreement and to perform each of the terms and covenants contained herein and the Employer represents and warrants that the Employee is not restricted or prohibited, contractually or otherwise, from entering into this Agreement, and that the Employee’s execution and performance of this Agreement is not a violation or breach of any other Agreement between the Employee and any other person or entity.

12.0 GOVERNING LAW.  The validity, construction, performance and effect of this Agreement shall be governed by the laws of the State of Texas.

13.0 TIME OF ESSENCE. Time is of the essence of all obligations contemplated in this Agreement.

14.0 ASSIGNMENT. This Agreement shall inure to the benefit of, and shall be binding upon, the Employer, its successors or assigns.  This Agreement may not be assigned by the Employee.

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15.0 ENTIRE AGREEMENT.  This Agreement supersedes all arrangements previously made between the

Parties relating to its subject matter.  There are no other understandings or agreements.

IN WITNESS WHEREOF, the Parties to this Agreement have duly executed it on the day and year first above written.

Employee:

Employer:

Infiniti Mobile, Inc.,

/s/ Jason Welch                                                                        By: /s/ Charles Griffin

Jason Welch

Charles Griffin

President and COO KonaTel, Inc.

Employment Agreement Jason Welch

Infiniti Mobile, Inc.

Proprietary & Confidential

Exhibit A

Duties of the President Infiniti Mobile

Responsibilities of President Infiniti Mobile

The President will manage and provide leadership to the Employer. The President is accountable to the

President/COO of KonaTel, Chairman and the board of directors.  As a subsidiary of KonaTel, the President of

Infiniti Mobile acts as the head of all Infiniti Mobile business for the Employer.

1.    Leadership

A.    Reports directly to and advises the President / COO of KonaTel;

B.    Advocates / promotes organization and stakeholder change related to organization mission; and

C.    Supports motivation of employees in organization products/programs and operations.

2.    Visionary / Information Bearer

A.    Ensures staff and the President/COO of KonaTel have sufficient and up-to-date information; and

B.    Looks to the future for change opportunities.

3.    Decision Maker

A.    Formulates policies and planning recommendations to the President/COO of KonaTel; and

B.    Decides or guides courses of action in operations by staff per plan(s) developed with and authorized by the President/COO of KonaTel.

4.    Manager

A.    Oversee all financial and business operations of organization including support to the subsidiaries;

B.    Implements Monthly Operating Report (MOR) and Annual Plans including budget to actual reporting;

C.    Manages human resources of the Infiniti organization; and

D.    Manages financial and physical resources.

5.    Board Support

Supports President/COO of KonaTel in the participation, operations and administration of the Board by advising and informing President/COO of KonaTel, Chairman/CEO of KonaTel and the board of Directors.

6.    Program, Product and Service Delivery

Provides operational strategy and support in the design, marketing, promotion, delivery and quality of programs, products and services per plan(s) developed with and authorized by the President/COO of

KonaTel.

7.    Financial, Tax, Risk and Facilities Management

Recommends yearly budget for the President/COO approval and prudently manages organization’s resources within those budget guidelines according to current laws and regulations.

8.    Human Resource Management

Effectively manages the human resources of the organization according to authorized personnel policies and procedures that fully conform to current laws and regulations.

Employment Agreement Jason Welch

Infiniti Mobile, Inc.

Proprietary & Confidential

Exhibit B

Company Business

KonaTel (www.KonaTelcom) is a Software-as-a-Service (SaaS) cloud-based voice and data telecommunications company with multiple wholly owned subsidiaries including Apeiron Systems

(www.apeiron.io) and IM Telecom d/b/a Infiniti Mobile (www.infinitimobile.com). Through its subsidiaries,

KonaTel delivers a variety of retail and wholesale telecommunication services primarily to small and mid-

sized business.

Employee will be President of KonaTel's subsidiary, Infiniti Mobile, which is an FCC authorized national wireless Lifeline reseller approved to provide government subsidized cellular service to low-income families in California, Georgia, Kentucky, Maryland, Nevada, Oklahoma, South Carolina, Vermont, and

Wisconsin. Infiniti Mobile is a National ACP provider of data service to low-income and qualified recipients.

For future purposes, should Employee be asked to oversee or work for KonaTel’s subsidiary, Apeiron

Systems, the following governance may apply for purposes of sections 5.0 and 6.0 of this Agreement.

Apeiron is an FCC licensed Internet Telephony Service Provider (ITSP) and global cloud communications service provider operating its own "as a service" cloud platform. Apeiron provides voice termination/origination, API services, messaging, cellular, IoT mobile data solutions, SD-WAN, private LTE,

and a range of hosted services through its cloud platform. All Apeiron services are manageable through its web portal and rich communication APIs.

Employment Agreement Jason Welch

Infiniti Mobile, Inc.

Proprietary & Confidential